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                    GLOBAL HEALTH SCIENCES, INC., as Issuer,

                     The SUBSIDIARY GUARANTORS named herein


                                       and


                     CHASE MANHATTAN BANK and TRUST COMPANY,
                        NATIONAL ASSOCIATION, as Trustee

                             ----------------------

                                   INDENTURE

                           Dated as of April 23, 1998

                             ----------------------

                               up to $325,000,000

                           11% Senior Notes due 2008

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

                           CROSS-REFERENCE TABLE


  TIA                                                    Indenture
Section                                                   Section
-------                                                   -------
310(a)(1).............................................    7.10
   (a)(2).............................................    7.10
   (a)(3).............................................    N.A.
   (a)(4).............................................    N.A
   (b)................................................    7.08; 7.10; 11.02
   (b)(1).............................................    7.10
   (b)(9).............................................    7.10
   (c)................................................    N.A.
311(a)................................................    7.11
   (b)................................................    7.11
   (c)................................................    N.A.
312(a)................................................    2.05
   (b)................................................    10.03
   (c)................................................    10.03
313(a)................................................    7.06
   (b)(1).............................................    7.06
   (b)(2).............................................    7.06
   (c)................................................    11.02
   (d)................................................    7.06
314(a)................................................    4.02; 4.04; 11.02
   (b)................................................    N.A.
   (c)(1).............................................    11.04; 11.05
   (c)(2).............................................    11.04; 11.05
   (c)(3).............................................    N.A.
   (d)................................................    N.A.
   (e)................................................    10.05
   (f)................................................    N.A.
315(a)................................................    7.01; 7.02
   (b)................................................    7.05; 10.02
   (c)................................................    7.01
   (d)................................................    6.05; 7.01; 7.02
   (e)................................................    6.11
316(a) (last sentence)................................    11.06
   (a)(1)(A)..........................................    6.05
   (a)(1)(B)..........................................    6.04
   (a)(2).............................................    8.02
   (b)................................................    6.07
   (c)................................................    8.04
317(a)(1).............................................    6.08
   (a)(2).............................................    6.09
   (b)................................................    7.12
318(a)................................................    11.01

                         N.A. means Not Applicable

--------------------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----

              ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.      Definitions.............................................1
Section 1.02.      Other Definitions......................................21
Section 1.03.      Incorporation by Reference of Trust
                     Indenture Act........................................22
Section 1.04.      Rules of Construction..................................22

                               ARTICLE 2 THE NOTES

Section 2.01.      Dating; Incorporation of Form in Indenture.............23
Section 2.02.      Execution and Authentication...........................24
Section 2.03.      Registrar and Paying Agent.............................25
Section 2.04.      Paying Agent to Hold Money in Trust....................25
Section 2.05.      Noteholder Lists.......................................26
Section 2.06.      Transfer and Exchange..................................26
Section 2.07.      Replacement Notes......................................27
Section 2.08.      Outstanding Notes......................................28
Section 2.09.      Temporary Notes........................................28
Section 2.10.      Cancellation...........................................28
Section 2.11.      Defaulted Interest.....................................29
Section 2.12.      Deposit of Moneys......................................29
Section 2.13.      CUSIP Number...........................................29
Section 2.14.      Book-Entry Provisions for Global Notes.................30
Section 2.15.      Special Transfer Provisions............................31

                              ARTICLE 3 REDEMPTION

Section 3.01.      Notices to Trustee.....................................34
Section 3.02.      Selection by Trustee of Notes to Be
                     Redeemed.............................................34
Section 3.03.      Notice of Redemption...................................34
Section 3.04.      Effect of Notice of Redemption.........................35
Section 3.05.      Deposit of Redemption Price............................36
Section 3.06.      Notes Redeemed in Part.................................36
Section 3.07.      Redemption.............................................36

                               ARTICLE 4 COVENANTS

Section 4.01.      Payment of Notes.......................................37
Section 4.02.      Provision of Financial Statements and Other
                     Information..........................................38
Section 4.03.      Waiver of Stay, Extension or Usury Laws................39
Section 4.04.      Compliance Certificate.................................39

Section 4.05.      Taxes..................................................40
Section 4.06.      Limitation on Additional Indebtedness..................40
Section 4.07.      Limitation on Restricted Payments......................42
Section 4.08.      Disposition of Proceeds of Asset Sales.................44
Section 4.09.      Limitation on Transactions with Affiliates.............47
Section 4.10.      Limitations on Liens...................................49
Section 4.11.      Limitations on Investments, Loans and
                     Advances.............................................49
Section 4.12.      Limitation on Sale-Leaseback Transactions..............50
Section 4.13.      Corporate Existence....................................50
Section 4.14.      Change of Control......................................50
Section 4.15.      Maintenance of Office or Agency........................53
Section 4.16.      Limitation on Dividends and Other Payment
                     Restrictions Affecting Subsidiaries..................53
Section 4.17.      Ownership of Capital Stock of Wholly-Owned
                     Subsidiaries.........................................54
Section 4.18.      Limitation on Creation of Subsidiaries.................55
Section 4.19.      Further Assurances.....................................55

                         ARTICLE 5 SUCCESSOR CORPORATION

Section 5.01.      Limitation on Consolidation, Merger and
                     Sale of Assets.......................................55
Section 5.02.      Successor Person Substituted...........................56

                         ARTICLE 6 DEFAULTS AND REMEDIES

Section 6.01.      Events of Default......................................57
Section 6.02.      Acceleration...........................................59
Section 6.03.      Other Remedies.........................................60
Section 6.04.      Waiver of Past Defaults and Events of
                     Default. ............................................60
Section 6.05.      Control by Majority....................................60
Section 6.06.      Limitation on Suits....................................61
Section 6.07.      Rights of Holders to Receive Payment...................61
Section 6.08.      Collection Suit by Trustee.............................62
Section 6.09.      Trustee May File Proofs of Claim.......................62
Section 6.10.      Priorities.............................................63
Section 6.11.      Undertaking for Costs..................................63

                                ARTICLE 7 TRUSTEE

Section 7.01.      Duties of Trustee......................................63

Section 7.02.      Rights of Trustee......................................65
Section 7.03.      Individual Rights of Trustee...........................66
Section 7.04.      Trustee's Disclaimer...................................66
Section 7.05.      Notice of Defaults.....................................66
Section 7.06.      Reports by Trustee to Holders..........................67
Section 7.07.      Compensation and Indemnity.............................67
Section 7.08.      Replacement of Trustee.................................68
Section 7.09.      Successor Trustee by Consolidation, Merger
                     or Conversion........................................70
Section 7.10.      Eligibility; Disqualification..........................70
Section 7.11.      Preferential Collection of Claims Against
                     Company..............................................70
Section 7.12.      Paying Agents..........................................70

                  ARTICLE 8 AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.      Without Consent of Holders.............................71
Section 8.02.      With Consent of Holders................................72
Section 8.03.      Compliance with Trust Indenture Act....................74
Section 8.04.      Revocation and Effect of Consents......................74
Section 8.05.      Notation on or Exchange of Notes.......................74
Section 8.06.      Trustee to Sign Amendments, etc........................75

                  ARTICLE 9 DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.      Satisfaction and Discharge of Indenture................75
Section 9.02.      Legal Defeasance.......................................76
Section 9.03.      Covenant Defeasance....................................77
Section 9.04.      Conditions to Defeasance or Covenant
                     Defeasance...........................................77
Section 9.05.      Deposited Money and U.S. Government
                     Obligations to Be Held in Trust; Other
                     Miscellaneous Provisions.............................79
Section 9.06.      Reinstatement..........................................80
Section 9.07.      Moneys Held by Paying Agent............................80
Section 9.08.      Moneys Held by Trustee.................................81
Section 9.09.      Qualifying Trustee.....................................81

                       ARTICLE 10 SUBORDINATED GUARANTEES

SECTION 10.01.     Unconditional Guarantees of the Subsidiary
                     Guarantors; Subordination; etc.......................81
Section 10.02.     Costs and Expenses.....................................89
Section 10.03.     Limitation on Liability................................89
Section 10.04.     Successors and Assigns.................................89
Section 10.05.     No Waiver..............................................89
Section 10.06.     Modification...........................................90

Section 10.07.     Release of Subsidiary Guarantor........................90
Section 10.08.     Execution of Supplemental Indenture for
                     Future Subsidiary Guarantors.........................90
Section 10.09.     Execution and Delivery of Guarantees...................91

                            ARTICLE 11 MISCELLANEOUS

Section 11.01.     Trust Indenture Act Controls...........................92
Section 11.02.     Notices................................................92
Section 11.03.     Communications by Holders with Other
                     Holders..............................................93
Section 11.04.     Certificate and Opinion as to Conditions
                     Precedent............................................93
Section 11.05.     Statements Required in Certificate and
                     Opinion..............................................94
Section 11.06.     When Treasury Notes Disregarded........................94
Section 11.07.     Rules by Trustee (and Agents)..........................95
Section 11.08.     Business Days; Legal Holidays..........................95
Section 11.09.     Governing Law..........................................95
Section 11.10.     No Adverse Interpretation of Other
                     Agreements...........................................95
Section 11.11.     No Recourse Against Others.............................95
Section 11.12.     Successors.............................................96
Section 11.13.     Multiple Counterparts..................................96
Section 11.14.     Table of Contents, Headings, etc.......................96
Section 11.15.     Separability...........................................96

                                                                         Page
                                                                         ----
EXHIBITS


Exhibit A.    Form of Note...............................................A-1

Exhibit B.    Form of Legend for Global Notes............................B-1

Exhibit C.    Form of Certificate to Be Delivered in Connection
              with Transfers to Non-QIB Accredited Investors.............C-1

Exhibit D.    Form of Certificate to Be Delivered in Connection
              with Transfers Pursuant to Regulation S....................D-1

Exhibit E.    Form of Subordinated Guarantee.............................E-1

Exhibit F.    Form of Supplemental Indenture.............................F-1

            INDENTURE, dated as of April 23, 1998, between GLOBAL HEALTH SCIENCES, INC., a California corporation (the "Company"), each of the Company's subsidiaries (each a "Subsidiary Guarantor," and collectively, the "Subsidiary Guarantors"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of 11% Senior Notes due 2008, to be issued initially in the principal amount of $225,000,000 and thereafter in an additional amount, if any, up to $100,000,000 subject to the terms and conditions contained herein; and 11% Senior Notes due 2008 to be issued in exchange for the 11% Senior Notes due 2008 pursuant to a Registration Rights Agreement (as defined) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done. All things necessary to make the Guarantees (as defined) of the Subsidiary Guarantors named herein the valid and binding obligations of such Subsidiary Guarantors and to make this Indenture a valid and binding agreement thereof, have been done.

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11% Senior Notes due 2008 (the "Notes").


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01. Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

            "Acquisition Facility" means (i) the Acquisition Facility, dated as of April 23, 1998, between Global Sub, the Company and the other Subsidiary Guarantors, the lenders party thereto in their capacities as lenders thereunder, Citibank, N.A., as issuing bank, Bank of America NT&SA, as documentation agent and Citicorp USA, Inc., as administrative agent, together with the documents related thereto or executed in connection therewith (including, without limitation, any guarantee agreements, security documents and Interest Rate Protection Obligations), (ii) any one or more additional agreements among the Company and/or any of its Subsidiaries and one or more financial institutions providing for the making of loans on a term or revolving basis and/or the issuance of letters of credit to the extent incurred for the purpose of financing acquisitions, and (iii) any agreement extending the maturity of, refinancing, renewing, replacing or otherwise restructuring (including increasing the amount of available financings thereunder (provided that such increase in borrowings is permitted by Section 4.06(c), (d), (e), (g), and (j)) all or any portion of the Indebtedness or commitments or letters of credit under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, in each case as such agreements under the foregoing clauses (i), (ii) and (iii) may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

            "Additional Amounts" shall have the meaning set forth in the Registration Rights Agreement.

            "Adjusted Net Assets" of any Person at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and (y) the amount by which the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding liabilities in respect of the Guarantee of such Person, as they become absolute and matured.

            "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            "Affiliate Transaction" has the meaning ascribed to such term under
Section 4.09.

            "Agent" means any Registrar, Paying Agent, co-Registrar or agent for service of notices and demands.

            "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any of its Wholly-Owned Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Wholly-Owned Subsidiary of the Company or any of its Wholly-Owned Subsidiaries or shall be merged with or into the Company or any of its Wholly-Owned Subsidiaries or (ii) any acquisition by the Company or any of its Wholly-Owned Subsidiaries of the assets of any Person which constitute all of an operating unit or business of such Person.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (including by means of sale-leaseback), assignment or other transfer or disposition to any Person other than the Company or any Wholly-Owned Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company (including by way of issuance by such Subsidiary) or (ii) any other property or asset of the Company or any Subsidiary of the Company other than inventory in the ordinary course, in each case, other than such transactions or series of related transactions which do not exceed $500,000. For the purposes of this definition, the term "Asset Sale" will not include (a) any disposition of properties or assets of the Company or any Subsidiary of the Company that is governed under and complies with the requirements set forth in Sections 5.01, 4.12, or 4.07; or (b) dispositions of obsolete or worn out equipment in the ordinary course of business and consistent with past practice.

            "Asset Sale Offer" has the meaning ascribed to such term under
Section 4.08.

            "Attributable Debt" means, in respect of a Sale-Leaseback Transaction, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such arrangement or (ii) the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

            "Authenticating Agent" has the meaning provided in Section 2.02.

            "Board of Directors" means the board of directors of any Person or any committee authorized to act therefor.

            "Board Resolution" means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted, in good faith, by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

            "Business Day" means a day other than a Saturday, a Sunday or day which banking institutions in the City of New York are not required to be open.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of any Person, including Common Stock or Preferred Stock and including any rights, options or warrants with respect thereto.

            "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Cash Equivalents" means, at any time (i) any evidence of Indebtedness with a maturity of 365 calendar days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances or money market deposits with a maturity of 365 calendar days or less of any financial institution that is a member of the United States Federal Reserve Sys-tem having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 365 calendar days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 365 calendar days from the date of acquisition; provided that, in the case of obligations issued or guaranteed by the United States of America, the terms of such agreements comply with the guidelines set forth in the United States Federal Financial Agreements of Depository Institutions with Securities and Others, as adopted by the United States Comptroller of the Currency; and (v) investments in money market funds which invest substantially all their assets in securities of the types described in (i)-(iv) above.

            "Change of Control" means (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Permitted Holder (or other than to a Wholly-Owned Subsidiary of the Company) (b) the Company is merged or consolidated with or into another corporation with the effect that the Permitted Holders hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (c) a majority of the board of directors of the Company shall be replaced, over a two-year period, from the directors who constituted the board of directors at the beginning of such period, and such replacement shall not have been approved by the board of directors as constituted at the beginning of such period, (d) a Person or Group of Persons (other than the Permitted Holders) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) Common Stock of the Company or securities of the Company representing 50% or more of the Common Stock or voting power of the then outstanding securities of the Company, or (e) the Permitted Holders cease to own at least 50% of the Voting Capital Stock of the Company.

            "Change of Control Date" has the meaning ascribed to such term under
Section 4.14.

            "Change of Control Offer" has the meaning ascribed to such term under Section 4.14.

            "Change of Control Payment Date" has the meaning ascribed to such term under Section 4.14.

            "Commission" means the United States Securities and Exchange Commission.

            "Common Stock" means, with respect to any Person, any and all shares, interests (including partnership interests) or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock or ordinary shares or interests, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares or interests.

            "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

            "Company Request" means any written request signed in the name of the Company by an Officer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of deferred financing costs of such Person and its consolidated Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness or any series of Disqualified Capital Stock or Preferred Stock of the Company and its consolidated Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be) and (ii) the product of (x) the amount of all dividend payments on any series of Disqualified Capital Stock of such Person and any series of Disqualified Capital Stock or Preferred Stock of its Subsidiaries (other than dividends paid in Capital Stock which is not Disqualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which
is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction for interest income) of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including (a) all amortization of original issue discount and deferred financing costs; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period; (c) net cash costs under all Interest Rate Protection Obligations (including amortization of fees); (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP consistently applied; provided, that (a) the Net Income of any other Person in which the Person in question or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of such Person that is subject to any legal, consensual or other restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall, in each case, be excluded, and (d) extraordinary gains and losses (and any related tax effects) and any one-time increase or decrease to Net Income which is required to be recorded because of the adoption of new accounting practices or standards required by GAAP, shall in each case be excluded.

            "Consolidated Net Worth" means, with respect to any Person at any date of determination, the consolidated equity represented by such Person's Capital Stock (other than Dis-qualified Capital Stock) at such date, as determined on a consolidated basis in accordance with GAAP.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 California Street, Suite 2725, San Francisco, California 94111-5830.

            "covenant defeasance" has the meaning ascribed to such term under
Section 9.03.

            "Currency Protection Obligations" means obligations under any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect the Company and its Subsidiaries against fluctuations in currency values and entered into for hedging and not speculative purposes.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Default Amount" has the meaning ascribed to such term under Section 6.02.

            "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

            "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable or required to be purchased at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes.

            "EBITDA" means, for a period ending at the close of any fiscal quarter, the sum of: (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining

Consolidated Net Income, the sum of all expenses of the Company and its Subsidiaries, on a consolidated basis, in accordance with GAAP for such period in respect of (i) depreciation, (ii) amortization excluding amortization of capitalized debt issuance costs, (iii) Consolidated Interest Expense, (iv) consolidated income taxes, and (v) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period. Notwithstanding the foregoing, the provision for taxes based on the income and profits of, and the depreciation, amortization and other non-cash charges of a Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income and only if a corresponding amount could, at the date of determination, be paid as a dividend by such Subsidiary to the Company.

            "EBITDA Coverage Ratio" means the ratio of (a) EBITDA for the four fiscal quarters immediately preceding the determination date to (b) Consolidated Fixed Charges calculated on a pro forma basis for such four fiscal quarters. For purposes of this definition, if the date of the transaction giving rise to the need to calculate the EBITDA Coverage Ratio (the "Transaction Date") occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, EBITDA and Consolidated Fixed Charges shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Notes outstanding on the date of the Transaction Date were issued on the first day of such four full fiscal quarter period and the assets and liabilities of the Company as of the Transaction Date had been contributed to or assumed by the Company on such first day. In addition to and without limitation of the foregoing, for purposes of this definition, EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence or repayment of the Indebtedness (and the application of the proceeds thereof) giving rise to the need to make such calculation, as if such incurrence or repayment oc-curred on the first day of the Reference Period; provided, that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Wholly-Owned Subsidiaries (including any Person who becomes a Wholly-Owned Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period (it being expressly understood that such calculation shall also give effect on a pro forma basis to any increase or decrease in Consolidated Net Income (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to such Asset Sale or Asset Acquisition, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period) and any retirement of Indebtedness in connection with such Asset Sale or Asset Acquisition, as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "EBITDA Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to be in effect during the Reference Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Event of Default" has the meaning ascribed to such term under
Section 6.01.

            "Excess Proceeds" has the meaning ascribed to such term under
Section 4.08.

            "Excess Proceeds Payment Date" has the meaning ascribed to such term under Section 4.08.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means senior debt securities of the Company with substantially identical terms as the Notes issued on the Issue Date, to be exchanged for such Notes in a Registered Exchange (as defined in Section 2.02) or a Private Exchange (as defined in the Registration Rights Agreement).

            "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Company.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

            "Global Sub" means Global Health Sub, Inc., a California corporation.

            "Group of Persons" has the meaning ascribed to such term in the definition of "Change of Control" set forth above.

            "Guarantees" has the meaning ascribed to such term under Article 10.

            "Guarantor Senior Debt" means with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all amounts owing in respect of, all monetary obligations of every nature under the Acquisition Facility and of any guarantees by the Subsidiary Guarantors of Indebtedness under the Acquisition Facility, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, unless the Acquisition Facility expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor.

            "Holders" or "Noteholders" means the Persons in whose names the Notes are registered in the register for the Notes maintained under Section 2.03.

            "incur" has the meaning ascribed to such term under Section 4.06.

            "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property and any Capitalized Lease Obligations); (ii) any liability of others of the kind described in the preceding clause (i) which such Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) Capitalized Lease Obligations, Currency Protection Obligations and Interest Rate Protection Obligations; (v) the Attributable Debt of any Sale-Leaseback Transaction; (vi) Disqualified Capital Stock and (vii) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii), (iv), (v) or (vi).

            "Indenture" means this Indenture as amended, restated or supplemented from time to time.

            "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Affiliates.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking or consulting firm of national recognition within the United States that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the tasks for which such firm has been engaged and Independent with respect to the Company and its Affiliates.

            "Initial Purchaser" means, collectively, Citicorp Securities, Inc., Citibank Canada Securities Limited and Citibank International plc.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as the term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

            "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements and, in each case, entered into for hedging and not for speculative purposes.

            "Investment" has the meaning ascribed to such term under Section
4.11.

            "Issue Date" means April 23, 1998.

            "Lien" means, with respect to any Person, any mortgage, deed of trust, pledge, lien, lease, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal (tangible or intangible) property or any interest therein of such Person, or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

            "Maturity Date" means May 1, 2008.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Asset Sale Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of counsel and investment bankers) incurred in connection with such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale to the extent required pursuant to the terms of such Indebtedness; and (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

            "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

            "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

            "Notes" means the 11% Senior Notes due 2008 of the Company, including the Exchange Notes and Private Exchange Notes, if any, treated as a single class of securities under this Indenture.

            "Offering Memorandum" means the Confidential Offering Memorandum dated April 17, 1998 pursuant to which the Notes were offered.

            "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Controller of such Person.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either the Secretary or an Assistant Secretary of such Person.

            "Opinion of Counsel" means a written opinion from legal counsel who and which is reasonably acceptable to the Trustee complying with the requirements of the Indenture. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company.

            "Permitted Holder" means Richard D. Marconi, any spouse of Mr. Marconi, any lineal descendants of Mr. Marconi, any trust or estate the sole beneficiaries of which are Mr. Marconi, any spouses of Mr. Marconi or any lineal descendants of Mr. Marconi, or any entity owned or controlled by any of the foregoing.

            "Permitted Liens" means (i) Liens in favor of the Company or a Subsidiary of the Company; (ii) Liens existing on the Issue Date, (iii) Liens securing Indebtedness and any other obligations related thereto (including accrued interest, fees and reimbursements and indemnities thereon and other obligations related thereto) incurred under the Acquisition Facility;
provided, that the incurrence of such Indebtedness is otherwise permitted under the Indenture; (iv) Liens on assets of a Person when it becomes a Subsidiary and Liens securing Acquired Indebtedness incurred in accordance with Section 4.06; provided, that in each case (A) such Liens secured such assets or Acquired Indebtedness at the time of and prior to such Person becoming a Subsidiary or the incurrence of such Acquired Indebt-edness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company; (v) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties; (vi) Liens securing Indebtedness incurred to finance Indebtedness secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; (vii) any interest or title of a lessor or sublessor, or any lien in favor of a landlord, arising under any real or personal property lease under which the Company or any of its Subsidiaries is a lessee, sublessee or subtenant (other than any interest or title and/or any Lien securing any Capitalized Lease Obligation);
(viii) Liens securing Capitalized Lease Obligations, Purchase Money Indebtedness, purchase money mortgages or pledges or other purchase money liens upon any property acquired by the Company or any Subsidiary of the Company after the Issue Date which are acquired or held by such entity in the ordinary course of business and are securing solely the purchase price or lease rental of such property or are Indebtedness incurred solely for the purpose of financing or refinancing the acquisition or lease of such property (but only to the extent the Indebtedness secured by such liens shall otherwise be permitted under the covenants set forth herein); (ix) with respect to any Person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (b) taxes not yet delinquent or which are being contested in good faith, (c) security for payment of workers' compensation or other insurance, (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases, (e) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds, (f) operation of law in favor of carriers, warehouseman, landlords, mechanics, materialman, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof,
(g) security for surety or appeal bonds, and (h) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and (x) other Liens securing Indebtedness if the Indebtedness secured by the Lien, plus all other Indebtedness secured by Liens (excluding Indebtedness secured by Liens permitted by (i) through (ix) above) at the time of determination do not exceed $1,000,000.

            "Permitted Payments" has the meaning ascribed to such term under
Section 4.07.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other class of Capital Stock of such Person with respect to dividends or redemptions or upon liquidation or otherwise.

            "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

            "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

            "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A.

            "Public Equity Offering" means any public offering of Common Stock (other than Disqualified Capital Stock) of the Company which is undertaken pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

            "Purchase Money Indebtedness" means Indebtedness of the Company or its Wholly-Owned Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property or equipment.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

            "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchaser and any other registration rights agreement covering similar matters that may be executed and delivered by the Company and the Subsidiary Guarantors in connection with the issuance of any Notes after the Issue Date.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Reorganization Agreement" means the reorganization agreement as in effect on the Issue Date, among the Company and its Subsidiaries, together with the documents referred to therein, pursuant to which the Reorganization as described in the Offering Memorandum will be consummated.

            "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Guarantor Senior Debt; provided that if, and for so long as, any Guarantor Senior Debt lacks such a representative, then the Representative for such Guarantor Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Guarantor Senior Debt in respect of any Guarantor Senior Debt.

            "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital

Stock (other than Disqualified Capital Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, (iii) the making of any principal payment on, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retiring for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes; and (iv) the making of any Investment other than an Investment permitted under clauses (i) through (x) of Section 4.11.

            "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "S Corporation" means an S corporation for purposes of the Internal Revenue Code of 1986, as amended.

            "Sale-Leaseback Transaction" means any direct or indirect arrangement, or series of related arrangements, with any Person or to which any Person is a party, providing for the leasing to the Company or to a Subsidiary of the Company of any property, whether owned by the Company or by any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary of the Company to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

            "S&P" means Standard & Poor's Rating Service and its successors.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

            "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock hav-ing at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person (other than a corporation) including a partnership in which the Company or a Subsidiary of the Company or the Company and a Subsidiary of the Company, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

            "Subsidiary Guarantor" means (i) Global Health Sub, Inc., a California corporation, D&F Industries, Inc., a California corporation, Raven Industries, a California corporation, Dynamic Products Inc., a California corporation, and West Coast Sales, a California corporation and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Surviving Entity" has the meaning ascribed to such term under
Section 5.01.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

            "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer corporate trust accounts.

            "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section

3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

            "Voting Capital Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other members of the governing body of such Person.

            "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person; provided that a Wholly-Owned Subsidiary of the Company may provide for earn out or other similar obligations in connection with the acquisition of a business for the purpose of financing such acquisition, provided that the Company at all times shall maintain ownership of at least 85% of the Capital Stock of such Wholly-Owned Subsidiary.

Section 1.02. Other Definitions.

            The definitions of the following terms may be found in the sections indicated as follows:

                       Term                           Defined in Section
                       ----                           ------------------

"Agent Members"..................................            2.14
"Available Proceeds".............................            4.08
"Bankruptcy Law".................................            6.01
"Change of Control Purchase Price"...............            4.13
"Covenant Defeasance"............................            9.03
"Global Notes"...................................            2.01
"Incur"..........................................            4.06
"Legal Defeasance"...............................            9.02
"Legal Holiday"..................................           11.08
"Offshore Physical Notes"........................            2.01

"Paying Agent"...................................            2.03
"Physical Notes".................................            2.01
"Registered Exchange"............................            2.02
"Registrar"......................................            2.03
"Required Filing Dates"..........................            4.02
"U.S. Physical Notes"............................            2.01

Section 1.03. Incorporation by Reference of Trust Indenture Act.

            This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture securityholder" means a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor on the indenture securities" means the Company, the Subsidiary Guarantors or any other obligor on the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5) words used herein implying any gender shall apply to every gender.


                                    ARTICLE 2

                                    THE NOTES


Section 2.01. Dating; Incorporation of Form in Indenture.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Notes. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

            The Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Notes") and (ii) pursuant to Regulation S shall be issued initially in the form of one or more permanent global notes in registered form substantially in the form set forth in Exhibit A, except that such Note need not bear the Private Placement Legend (the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"), in each case deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee as custodian for the Depository, as hereinafter provided and on the Schedule annexed thereto.

            Notes offered and sold in offshore transactions in reliance on Regulation S may be issued in the form of certificated Notes in registered form, substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

Section 2.02. Execution and Authentication.

            The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and the Secretary of the Company. Such signature may be either manual or facsimile.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount not to exceed $325,000,000 upon a Company Request in one or more series, provided that the aggregate principal amount of Notes on the Issue Date shall not exceed $225,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. Upon receipt of a Company Request, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $325,000,000 for issuance in exchange for all Notes previously issued pursuant to an exchange offer registered under the Securities Act (a "Registered Exchange") or pursuant to a Private Exchange (as defined in the Registration Rights Agreement); provided that the aggregate principal amount of Exchange Notes issued in exchange for the Notes originally issued on the Issue Date shall not exceed $225,000,000. Exchange Notes may have such distinctive series designation and "CUSIP" numbers as and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence. Exchange Notes issued pursuant to a Registered Exchange shall not bear the Private Placement Legend. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            The Trustee may appoint an authenticating agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

Section 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar upon notice to the Trustee but without notice to any Noteholder.

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.04. Paying Agent to Hold Money in Trust.

            On or before each due date of the principal of and interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums.

Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.05. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each February 1 and August 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06. Transfer and Exchange.

            When a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if its requirements are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.06, 4.08, 4.14 or 8.05 hereof. The Trustee shall not be required to register the transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry.

            Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

            Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            All Notes issued upon any transfer or exchange pursuant to this
Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

Section 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08. Outstanding Notes.

            Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

            If a Note is replaced or paid pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced or paid Note is held by a bona fide purchaser.

            If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

            Subject to Section 11.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09. Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency maintained pursuant to
Section 2.03 hereof.

Section 2.10. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Company, may dispose of or return to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation and if such Notes are disposed of, deliver a certificate of disposition to the Company unless the Company instructs the Trustee in writing to deliver the Notes to the Company. Subject to Section 2.07 hereof, the Company may not is-sue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special record date and special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder at its address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than 10 days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12. Deposit of Moneys.

            Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.13. CUSIP Number.

            The Company in issuing the Notes may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reli-ance may be placed only on the other identification numbers printed on the Notes.

Section 2.14. Book-Entry Provisions for Global Notes.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records and on the Schedule attached to the Global Note the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a Company Request authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon Company Request, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.15, bear the Private Placement Legend.

            (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.15. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Note or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the pro-posed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

             (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the applicable certificate, if any, required by paragraph (i) above and
      (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records and on the Schedule annexed to the Global Note the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount or, in the event such transferee elects to hold such interest in the form of the Regulation S Global Note, the Registrar shall reflect on its books and records and on the Schedule annexed to the Regulation S Global Note the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Rule 144A Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records and on the Schedule annexed to the Rule 144A Global Note the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section
2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            (e) Consent. By acceptance of any Note from the Initial Purchaser, each Holder will be deemed to have consented to the transactions contemplated by the Reorganization (as defined in the Purchase Agreement).

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.


                                    ARTICLE 3

                                   REDEMPTION


Section 3.01. Notices to Trustee.

            If the Company elects to redeem Notes pursuant to Section 3.07 hereof, at least 60 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed, the redemption price and the paragraph of Section 3.07 pursuant to which the Notes are to be redeemed, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in
Section 3.07 hereof, as appropriate.

Section 3.02. Selection by Trustee of Notes to Be Redeemed.

            In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Notes of $1,000 principal amount or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

            Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

            The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

            (1) the Redemption Date;

            (2) the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

            (7) the paragraph of Section 3.07 hereof pursuant to which the Notes called for redemption are being redeemed; and

            (8) the aggregate principal amount of Notes that are being redeemed.

            Upon a Company Request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04. Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

Section 3.05. Deposit of Redemption Price.

            Prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            On and after any Redemption Date, if U.S. legal tender sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Redemption.

            (a) The Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after May 1, 2003 at the redemption prices (expressed as percentages of principal amount), set forth below plus accrued and unpaid in-terest to the Redemption Date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

        Year                                           Percentage
        ----                                           ----------
        2003......................................      105.500%
        2004......................................      103.667%
        2005......................................      101.833%
        2006 and thereafter.......................      100.000%

            (b) At any time, on or prior to May 1, 2001, the Company may, at its option, use the Net Proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price equal to 111% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date; provided, however, that at least 65% of the principal amount of Notes originally issued on the Issue Date remain outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Company or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days following the consummation of any Public Equity Offering.


                                    ARTICLE 4

                                    COVENANTS


Section 4.01. Payment of Notes.

            The Company shall pay the principal of and interest (including all Additional Amounts (as defined in the Registration Rights Agreement) as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. legal tender designated for and sufficient to pay such installment. The Company shall deliver written notice to the Trustee of any Additional Amounts owed.

            The Company shall pay interest on (i) overdue principal (including post-petition interest in a proceeding under any

Bankruptcy Law), and (ii) interest on overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. Provision of Financial Statements and Other Information.

            (a) Subject to clause (b) hereof, the Company shall deliver to the Trustee (including sufficient copies to be delivered to the Holders by the Trustee as promptly as reasonably practicable) and each prospective holder of Notes within 15 calendar days after the filing of the same with the Commission, copies of the quarterly and annual reports and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or pursuant to this Section 4.02; provided, however, that the Company will deliver to the Trustee comparable information with respect to the fiscal quarter preceding the Issue Date on or prior to June 15, 1998. At all times when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will nonetheless file with the Commission, to the extent permitted by the Commission, and irregardless of any such filing provide the Trustee within 15 calendar days of the filing thereof with the Commission (or within 15 calendar days of when filing would ordinarily be required if not then permitted) (including sufficient copies to be delivered to the Holders by the Trustee as promptly as reasonably practicable) with such quarterly and annual reports and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also make such reports available to prospective investors, securities analysts and broker-dealers upon their request. In addition, for so long as any Notes remain outstanding, the Company will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such Holder. Upon qualification of this Indenture under the TIA, the Company and the Subsidiary Guarantors shall also comply with the provisions of TIA Section 314(a).

            (b) The Company will, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144 and Rule 144A under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.

            (a) Each of the Company and each Subsidiary Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year and on or before 60 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company or the Subsidiary Guarantor, as the case may be) stating that a review of the activities of the Company and its Subsidiaries and the Subsidiary Guarantor during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company and the Subsidiary Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Subsidiary Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and, in the case of Restricted Payments, listing all Restricted Payments for such quarter, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company or the Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto.

            (b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

            The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. Limitation on Additional Indebtedness.

            The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, issue, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of ("incur"), any Indebtedness, including, without limitation, any Acquired Indebtedness, except for Indebtedness falling within at least one of the following categories:

            (a) Indebtedness under the Notes, the Guarantees and the Indenture, and Indebtedness and Guarantees of such Indebtedness under the Indenture properly incurred in clause (d) below;

            (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date after giving effect to the application of the proceeds from the sale of the Notes;

            (c) Indebtedness of the Company and the Subsidiary Guarantors under one or more Acquisition Facilities in an aggregate principal amount at any one time outstanding not to exceed $60,000,000;

            (d) Indebtedness of the Company or any Subsidiary Guarantor (which amount may, but need not be, incurred in whole or in part under the Acquisition Facility), if at the time of incurrence and after giving effect thereto, no Default or Event of Default exists and the Company's EBITDA Coverage Ratio, would have been at least 2.0 to 1;

            (e) obligations under Interest Rate Protection Obligations and Currency Protection Obligations incurred in the ordinary course of business to the extent that such obligations have been entered into for bona fide hedging purposes and not for speculation or other purposes (which amount may, but need not be, incurred in whole or in part under the Acquisition Facility); provided that, with respect to Interest Rate Protection Obligations, the notional principal amount of such Indebtedness does not exceed, at the time of the incurrence of such Indebtedness, the principal amount of Indebtedness to which such Interest Rate Protection Obligations relate;

            (f) replacements, renewals, refinancings and extensions of the Indebtedness incurred under the immediately preceding clauses (b) or (d); provided that any such replacement, renewal, refinancing or extension (x) is scheduled to mature either (a) no earlier than the Indebtedness being replaced, renewed, refinanced or extended, or (b) after the maturity date of the Notes,
(y) the portion, if any, of such replacement, renewal, refinancing or extension that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being replaced, renewed, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and (z) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being replaced, renewed, refinanced or extended;

            (g) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or any Subsidiary Guarantor in an aggregate amount which does not exceed $2,500,000 at any time outstanding (which amount may, but need not be, incurred in whole or in part under the Acquisition Facility);

            (h) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary of the Company or Indebtedness of a Wholly-Owned Subsidiary of the Company owing to and held by the Company or any other Wholly-Owned Subsidiary of the Company; provided, however, that any subsequent transfer or event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary of the Company or any subsequent transfer of any such Indebtedness (except to the Company or another Wholly-Owned Subsidiary of the Company) would be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

            (i) Indebtedness of the Company or a Wholly-Owned Subsidiary of the Company in respect of performance bonds, bankers' acceptances, surety or appeal bonds or similar instruments provided by the Company and its Wholly-Owned Subsidiaries in the ordinary course of business and which do not secure other Indebtedness; and

            (j) other Indebtedness of the Company or any Subsidiary Guarantor (which amount may be, but need not be, incurred in whole or in part under the Acquisition Facility) not to exceed $10,000,000 at any time outstanding.

Section 4.07. Limitation on Restricted Payments.

            The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

            (a) no Default or Event of Default will have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

            (b) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 50% of (a) the Company's cumulative Consolidated Net Income (or in the event such cumulative Consolidated Net Income is a deficit, minus 100% of such deficit) minus
      (b) Permitted Payments since the Issue Date made pursuant to (v)(b) below; provided that Permitted Payments made pursuant to (v)(a) and (v)(c) below shall not count in this calculation, (2) 100% of the aggregate Net Proceeds and the fair market value of marketable securities and property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock) of the Company (excluding any such Net Proceeds received from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid) or any Indebtedness or other securities of the Company convertible into or exercisable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted, exercised or exchanged, as the case may be, and (3) $1,000,000; and

            (c) at the time of such Restricted Payment, the Company could incur $1.00 of additional Indebtedness pursuant to clause (d) of Section 4.06 hereof.

            For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

            The provisions of this Section 4.07 will not prohibit the following (each, a "Permitted Payment"): (i) the payment of any dividend within 60 calendar days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;
(ii) the payment, defeasance, purchase, redemption, prepayment, acquisition or retirement of any Capital Stock of the Company or Indebtedness of the Company that is subordinate in right of payment to the Notes, by conversion into or by an exchange for, Capital Stock of the Company that is not Disqualified Capital Stock or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock (other than Disqualified Capital Stock) of the Company; provided that such net cash proceeds shall not count for purposes of the calculations in paragraph (b) above; (iii) the redemption or retirement of Indebtedness of the Company that is subordinate in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale of Indebtedness of the Company (other than to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Notes and that is permitted to be incurred in accordance with clause (f) of Section 4.06; (iv) purchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (v) (a) the payment to shareholders of the Company pursuant to the Reorganization Agreement consistent with past practices for the purpose of distributing net income generated by the Company for the period of January 1, 1998 through the Issue Date; (b) so long as the Company remains an S Corporation, the payment of distributions to shareholders of the Company to the extent necessary to permit such shareholders to pay federal and state income tax liabilities arising from income of the Company allocable to such shareholders and attributable to them solely as a result of the Company being an S Corporation for federal and state income tax purposes and (c) the purchase of additional shares from the Company's shareholders in an amount not to exceed $4,000,000; and (vi) payments to purchase Capital Stock of the Company from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the happening of an event which provides for payment under any applicable plan, or upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause (vi) not to exceed $500,000 in any fiscal year of the Company.

            In determining the amount of Restricted Payments permissible under clause (b) above, amounts expended pursuant to clauses (i), (iv) and (vi) in the preceding paragraph shall be included as Restricted Payments.

Section 4.08. Disposition of Proceeds of Asset Sales.

            (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (i) the consideration received in respect of such Asset Sale is at least equal to the Fair Market Value of the assets subject to such Asset Sale and (ii) at least 75% of the value of the consideration therefrom received by the Company or such Subsidiary is in the form of (A) cash or Cash Equivalents or (B) the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness of the Company or any of its Subsidiaries with the effect that none of the Company or any of its Subsidiaries will have any obligation with respect to such Indebtedness. The Company or the applicable Subsidiary, as the case may be, will either (w) within 360 calendar days of consummation of the Asset Sale apply the Net Asset Sale Proceeds from such Asset Sale to permanently repay Indebtedness under the Acquisition Facility (for purposes of this clause, a repayment of any amount owing under the Acquisition Facility shall be deemed a permanent repayment to the extent the amount represented by such repayment is not drawn upon by any Subsidiary of the Company for a period of nine months following such repayment), or (x) within 360 calendar days of such Asset Sale apply the Net Asset Sale Proceeds from such Asset Sale to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto, including reasonably related extensions thereof or
(y) a combination of prepayment and investment permitted by the foregoing clauses (w) and (x) or (z) apply any Net Asset Sale Proceeds from any Asset Sale that are not applied pursuant to clause (w), (x) or (y) above (such amounts, "Excess Proceeds") as provided below.

            (b) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Company will make an offer to purchase (an "Asset Sale Offer") ratably from all Holders of the Notes, not more than 60 calendar days thereafter (the "Excess Proceeds Payment Date") that portion of outstanding Notes purchasable with such Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the purchase date. To the extent that the Asset Sale Offer is not fully subscribed, the Company may use the unutilized portion of such Excess Proceeds for general corporate purposes. If the aggregate principal amount, plus accrued and unpaid interest, if any, thereon of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected by the Trustee on a pro rata basis based upon amounts tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero. Notice of an Asset Sale Offer will be mailed to the Holders as shown on the register of Holders not less than 30 calendar days nor more than 60 calendar days before the Excess Proceeds Payment Date, with a copy to the Trustee, and will comply with the procedures set forth herein. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 principal amount in exchange for cash. An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            (c) If the Company is required to make an Asset Sale Offer, the Company shall within 30 days cause a notice of the Asset Sale Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States. Notice of an Asset Sale Offer will be mailed by the Company to the Trustee and the Holders not less than 30 calendar days nor more than 60 calendar days before the Excess Proceeds Payment Date. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

            (i) that the Asset Sale Offer is being made pursuant to this Section
      4.08 and the length of time the Asset Sale Offer will remain open;

            (ii) the purchase price and the Excess Proceeds Payment Date;

            (iii) that any Note not tendered or accepted for payment will continue to accrue interest;

            (iv) that any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

            (v) that Holders accepting the offer to have their Notes purchased pursuant to an Asset Sale Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

            (vi) that Holders will be entitled to withdraw their acceptance of the Asset Sale Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (vii) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

            (viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

            (ix) any other procedures that a Holder must follow to accept an Asset Sale Offer or effect withdrawal of such acceptance; and

            (x) the name and address of the Paying Agent.

            On the Excess Proceeds Payment Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof, (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.08. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company will publicly announce the results of the Asset Sale Offer on the Excess Proceeds Payment Date.

            (d) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 of this Indenture, the Surviving Entity shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section
4.08 of this Indenture, and will comply with the Asset Sale provisions of this Indenture with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Subsidiaries deemed to be sold pursuant to this paragraph will be deemed to be Net Asset Sale Proceeds for purposes of the Asset Sale provisions of this Indenture.

            (e) If an offer is made to repurchase the Notes in an Asset Sale Offer, the Company will comply with any tender offer rules under the Exchange Act, including, but not limited to, Rule 14e-1 thereunder, and any other applicable laws, rules and regulations in connection with any such offer.

Section 4.09. Limitation on Transactions with Affiliates.

            (a) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the lending of any funds) with or for the benefit of any of its Affiliates (each, an "Affiliate Transac-tion"), other than such transactions as are entered into and conducted in good faith and which are on terms that are fair to the Company or such Subsidiary and no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate. All Affiliate Transactions or series of Affiliate Transactions involving aggregate payments or other market value in excess of $1,000,000 must also be approved, prior to the consummation thereof, by a majority of the disinterested members of the Board of Directors of the Company and evidenced by a Board Resolution of the Company (or, if there is only one disinterested director, it must be approved by such member). Any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or other market value in excess of $2,500,000, or as to which there are no disinterested directors, is also subject to the further requirement that the Company obtain an opinion of an Independent Financial Advisor with experience in appraising the terms and conditions of the relevant type of transaction (or series of transactions) stating that the transaction (or a series of transactions) is fair, from a financial point of view, to the Company or such Subsidiary.

            (b) The foregoing restrictions will not apply to (i) transactions between the Company and any of its Wholly-Owned Subsidiaries or among its Wholly-Owned Subsidiaries; (ii) agreements in effect on the Issue Date and amendments or renewals thereof that are not more disadvantageous to the Holders in any material respect than the original agreements as in effect on the Issue Date; (iii) transactions permitted by, and complying with the provisions of
Section 5.01; (iv) Restricted Payments made in accordance with Section 4.07; (v) reasonable and customary fees and compensation and indemnification and similar arrangements with officers, directors and employees of the Company and any of its Subsidiaries and payments thereunder as determined in good faith by the Company's Board of Directors; and (vi) transactions with customers, clients, joint venture partners or purchasers or sellers of goods or services, in each case, in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Section 4.10. Limitations on Liens.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of its property or assets now owned or hereafter acquired by it unless the Notes are equally and ratably secured by such Lien; provided, that if the Indebtedness secured by such Lien is subordinate or junior in right of payment to the Notes then the Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Notes at least to the same extent as such Indebtedness is subordinate or junior to the Notes.

Section 4.11. Limitations on Investments, Loans and Advances.

            The Company will not, and will not permit any of its Subsidiaries to, make any capital contributions, advances or loans to, or investments in (including by way of guarantee), or purchases of Capital Stock or other securities of, any Person (collectively, "Investments"), except: (i) Investments by the Company in or to any Wholly-Owned Subsidiary and Investments or loans in or to the Company or a Wholly-Owned Subsidiary by any Subsidiary (or a person who becomes a Wholly-Owned Subsidiary as a result of such Investment or who merges or consolidates into the Company or a Wholly-Owned Subsidiary of the Company); (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business and Investments received in respect thereof upon the insolvency of the payor; (iii) Investments under or pursuant to Interest Rate Protection Obligations or Currency Protection Obligations in each case entered into for hedging and not for speculative purposes; (iv) advances to employees in the ordinary course of business not in excess of $1,000,000 at any one time outstanding; (v) Investments, not exceeding $5,000,000 in the aggregate, in joint ventures, partnerships or persons that are not Wholly-Owned Subsidiaries, provided that such Investments are made solely for the purpose of acquiring businesses or property reasonably related to the Company's business as of the Issue Date, including reasonably related extensions thereof; (vi) Investments in another Person which were received as consideration for an Asset Sale in accordance with Section 4.08; (vii) Investments in Cash Equivalents;
(viii) Investments the payment for which consists exclusively of Capital Stock (excluding Disqualified Capital Stock) of the Company; (ix) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under Section 4.09 and (x) Investments permitted to be made in accordance with Section 4.07.

Section 4.12. Limitation on Sale-Leaseback Transactions.

            The Company will not, and will not permit any of its Subsidiaries to, enter into, renew or extend any Sale-Leaseback Transaction unless (i)(a) after giving effect to such Sale-Leaseback Transaction on a pro forma basis, the Company is in compliance with Section 4.10 hereof and could incur Indebtedness pursuant to Section 4.06 hereof at least equal in amount to the Attributable Debt associated with such Sale-Leaseback Transaction, and (b) the sale price in such Sale-Leaseback Transaction is at least equal to the Fair Market Value of such property, and the Company or such Wholly-Owned Subsidiary shall apply the Net Asset Sale Proceeds of such sale in the manner provided under Section 4.08 hereof, or (ii) the lease is between the Company and a Wholly-Owned Subsidiary of the Company or between Wholly-Owned Subsidiaries of the Company.

Section 4.13. Corporate Existence.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14. Change of Control.

            (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will notify the Holders in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment

Date") not later than 60 Business Days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.14. All Notes properly tendered pursuant to such Change of Control Offer and not withdrawn pursuant thereto will be purchased on the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

            (b) Notice of a Change of Control Offer will be mailed by the Company to the Trustee and the Holders not less than 30 calendar days nor more than 60 calendar days before the Change of Control Payment Date. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

            (i) that the Change of Control Offer is being made pursuant to this
      Section 4.14 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

            (ii) the Change of Control Purchase Price and the Change of Control Payment Date;

            (iii) that any Note not tendered will continue to accrue interest;

            (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (v) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

            (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

            (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

            (ix) the name and address of the Paying Agent.

            On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

            The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including, but not limited to, Rule 14e-1 thereunder, and any other applicable laws, rules and regulations, in connection with any Change of Control Offer. To the extent that the provisions of any United States federal or state securities laws and regulations conflict with this Section 4.14, the Company will comply with such applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

Section 4.15. Maintenance of Office or Agency.

            The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 11.02 as such agency of the Company.

Section 4.16. Limitation on Dividends and Other Payment Restrictions Affecting
              Subsidiaries.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or a Subsidiary of the Company, (b) make any loans or advances to or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except for (i) encumbrances or restrictions existing under or contemplated by or by reason of the Notes, this Indenture, and the Guarantees,
(ii) encumbrances or restrictions existing under or contemplated by agreements as in effect on the Issue Date,

(iii) encumbrances or restrictions existing under the Acquisition Facility, (iv) encumbrances or restrictions with respect to a Person that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming such a Subsidiary), (v) encumbrances or restrictions existing under or by reason of applicable law, (vi) encumbrances or restrictions existing by reason of any Lien permitted under Section 4.10 hereof, (vii) encumbrances or restrictions existing under any agreement for the sale of assets of the Company or any Subsidiary of the Company, or the Capital Stock of any Subsidiary of the Company, (viii) customary provisions restricting subletting or assignment of leases entered into in the ordinary course of business and consistent with past practices, (ix) Purchase Money Indebtedness, but only to the extent such purchase money obligation only imposes encumbrances and restrictions on the property so acquired, and (x) encumbrances or restrictions existing under any agreement that refinances, replaces, renews or extends an agreement containing a restriction permitted by clauses (i), (ii), (iii) and (iv) above; provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders (other than with respect to clause (iii) above, in the event the lenders require additional security) than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced as determined by the Board of Directors of the Company in their reasonable and good faith judgment.

Section 4.17. Ownership of Capital Stock of Wholly-Owned Subsidiaries.

            The Company will at all times maintain and cause each Subsidiary to maintain, record and beneficial ownership of all of the Capital Stock (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) of each Subsidiary of the Company; provided, that a Wholly-Owned Subsidiary of the Company may provide for earn out or other similar obligations in connection with the acquisition of a business for the purpose of financing such acquisition, provided that the Company at all times shall maintain ownership of at least 85% of the Capital Stock of such Wholly-Owned Subsidiary. The provisions of this Section 4.17 shall not apply to the Capital Stock of any such Subsidiary that shall be disposed of in its entirety or consolidated or merged with or into the Company or a Subsidiary of the Company, in accordance with Sections 4.08 and 5.01 hereof.

Section 4.18. Limitation on Creation of Subsidiaries.

            The Company will not create or acquire, and will not permit any of its Subsidiaries to create or acquire, any Subsidiary other than (i) a Subsidiary existing as of the Issue Date, or (ii) a Subsidiary that is acquired or created in connection with the acquisition by the Company of a related business or asset; provided, however, that each Subsidiary acquired or created pursuant to clause (ii) shall have executed and delivered a supplemental indenture in substantially the form of Exhibit F hereto together with such other documentation relating thereto as the Trustee shall require, including, without limitation opinions of counsel as to the enforceability of such supplemental indenture and as required by Section 10.08, pursuant to which such Subsidiary will become a Subsidiary Guarantor; provided, further, however, subsidiaries created for the sole purpose of consummating a merger or acquisition and having total assets with a book value of less than $100,000 shall not be required to comply with this clause (ii) until the merger or acquisition is consummated and only to the extent such Subsidiary survives such merger or until such Subsidiary's total assets exceed the above amount.

Section 4.19. Further Assurances.

            Each of the Company and the Subsidiary Guarantors covenants and agrees to do, execute, acknowledge and deliver or cause to be done, such further acts as may be necessary to cause the mergers pursuant to the merger agreements entered into in connection with the reorganization (as described in the Purchase Agreement) to be in full force and effect, in order for the reorganization to be consummated in accordance with the Reorganization Agreement.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION


Section 5.01. Limitation on Consolidation, Merger and Sale of Assets.

            The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with or into, or sell, assign, convey, lease or transfer all or substantially all of its properties and assets of the Company or any of its Subsidiaries as an entirety to any Person in a single transac-tion or through a series of transactions, unless: (a) the Company or such Subsidiary shall be the continuing Person or the resulting, surviving or transferee Person (the "Surviving Entity") shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (b) the Surviving Entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary, as the case may be, under the Notes, the Guarantees and the Indenture; (c) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (d) the Company or the Surviving Entity shall immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; (e) immediately after giving effect to such transaction or series of transactions, the Company or the Surviving Entity could incur $1.00 of additional Indebtedness pursuant to clause (d) of Section 4.06 hereof; and (f) the Company or such Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with the applicable provisions herein and that all conditions precedent herein relating to the transaction or series of transactions have been satisfied.

Section 5.02. Successor Person Substituted.

            Upon any consolidation, merger, sale, assignment, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


Section 6.01. Events of Default.

            An "Event of Default" occurs if

            (a) there is a Default in the payment of any interest on the Notes when the same becomes due and the Default continues for a period of 30 calendar days;

            (b) there is a Default in the payment of the principal of, or premium, if any, on the Notes when the same becomes due;

            (c) the Company fails to comply with any of the terms in Section
      4.14 or 4.08 herein;

            (d) the Company Defaults in the performance of, or breaches any other covenant in this Indenture (other than Defaults specified in Section 6.01(a), (b) or (c) above) and continuance of such Default or breach for a period of 30 calendar days after written notice specifying the Default to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in the aggregate principal amount of the outstanding Notes;

            (e) the Company or any Subsidiary fails (a) to make any payment when due with respect to any other Indebtedness under one or more classes or issues of Indebtedness in an aggregate principal amount of $5,000,000 or more; or (b) to perform any term, covenant, condition, or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $5,000,000 or more, which failure, in the case of this clause (b), results in an acceleration of maturity thereof;

            (f) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in an aggregate amount (to the extent not covered by a reputable third-party insurance company as to which the insurer has acknowledged coverage), shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 60 calendar days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect;

            (g) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors, or

                  (E) generally is not able to pay its debts as they become due;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Subsidiary in an involuntary case,

                  (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary, or

                  (C) orders the liquidation of the Company or any Subsidiary,

      and the order or decree remains unstayed and in effect for 60 days; and

            (i) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared by a court of competent jurisdiction to be null and void and unenforceable or any of the Guarantees is found by a court of competent jurisdiction to be invalid or any of the Subsidiary Guarantors denies its liability under its Guaran-tee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms herein).

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration.

            If an Event of Default (other than an Event of Default arising under Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Company and the Trustee (if given by Holders), which notice shall specify the respective Event of Default, declare the entire principal amount of all the outstanding Notes to be due and payable immediately, together with all accrued and unpaid interest and premium, if any, thereon (such aggregate principal amount, together with accrued and unpaid interest and premium, if any, thereon, the "Default Amount") provided, however, that so long as the Acquisition Facility shall be in effect any such acceleration shall not be effective until the earlier of (x) five (5) business days after receipt by the Company and the Representatives under the Acquisition Facility of such acceleration notice and (y) the acceleration of any Indebtedness under the Acquisition Facility. Upon any such declaration (except as provided in the preceding sentence), the Default Amount shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) occurs with respect to the Company and is continuing, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            After a declaration of acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived (other than the nonpayment of the Default Amount that has become due solely as a result of the acceleration), and if the rescission of acceleration would not conflict with any judgment or decree.

Section 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of Default.

            Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note, which cannot be waived without the consent of the Holder of such Note or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

            The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits.

            Subject to Section 6.07 below, no Holder has any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

            (1) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

            (2) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (3) the Trustee fails to institute such proceeding within 15 calendar days after receipt of such notice and the indemnity; and

            (4) the Trustee has not received directions inconsistent with such written request during such 15-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, or accrued interest on any Note held by such Holder on or after the respective due dates expressed in or provided for in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a), (b) or (c) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction, pursuant to Section 6.10, of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07 hereof;

            SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.


                                    ARTICLE 7

                                     TRUSTEE


Section 7.01. Duties of Trustee.

            (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, other than with respect to any action taken by the Trustee as directed by a majority in aggregate principal amount of the Holders of outstanding Notes, exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default known to the Trustee:

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and 6.05 hereof.

            (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it determines in the exercise of its reasonable discretion that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, paragraphs (a),
(b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

            (e) The Trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security satisfactory to it in its reasonable discretion against any loss, liability, expense or fee.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee.

            Subject to Section 7.01 hereof:

            (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (3) The Trustee may act through Agents and shall not be responsible for the misconduct or negligence of any agent so long as the appointment of such agent was made with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (6) Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with notice or knowledge of any Default or Event of Default unless a Trust Officer shall have actual knowledge thereof or the Trustee shall have received notice thereof in accordance with Section
      11.02 from the Company, any Subsidiary Guarantor, any Holder or any Representative.

Section 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and
7.11 hereof.

Section 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or the Guarantees other than its certificate of authentication.

Section 7.05. Notice of Defaults.

            If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 30 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

            If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

            Reports pursuant to this Section 7.06 shall be transmitted by mail:

            (1) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

            (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

            A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify each of the Trustee and its officers, directors, employees and agents and any predecessor Trustee and its officers, directors, employees and agents for, and hold it harmless against, any and all loss, damage, claim, liability or expense (including the reasonable fees and expenses of its counsel), including taxes (other than taxes based on the income of the Trustee) incurred by it in connec-tion with the acceptance or administration of its trusts and duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby. The obligations of the Company under this section shall survive the termination of this Indenture, final payment of the Notes, and resignation or removal of the Trustee.

            Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

            The Company agrees to pay the reasonable fees and expenses of Trustee's counsel as promptly as reasonably practicable after the date of the execution of this Indenture in connection with the review, negotiation, execution and delivery of this Indenture.

            Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. Replacement of Trustee.

            The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

            (1) the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, except as provided in the preceding paragraph.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10 hereof, subject to
Section 6.11 hereof, any Noteholder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1), subject to the penultimate paragraph thereof. The provisions of TIA Section 310 shall apply to the Company as obligor of the Notes.

Section 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligor of the Notes.

Section 7.12. Paying Agents.

            The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (B) that it will at any time during the continuance of any
            Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice of any
            failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.


                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01. Without Consent of Holders.

            The Company and the Subsidiary Guarantors, when authorized by a Board Resolution of the Company and the Subsidiary Guarantors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

            (1) to comply with Section 5.01 hereof;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to comply with any requirements of the Commission under the TIA;

            (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder;

            (5) to add Guarantees with respect to the Notes; or

            (6) to release Guarantees when permitted by this Indenture.

            The Trustee is hereby authorized to join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trus-tee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 8.02. With Consent of Holders.

            The Company, the Subsidiary Guarantors and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company or a Subsidiary Guarantor with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to
Section 8.04, without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (1) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver, or consent to take any action under this Indenture or Notes;

            (2) reduce the rate of or change the time for payment of interest (including Additional Amounts (as defined in the Registration Rights Agreement)) on any Note;

            (3) reduce the principal of, or premium on, or change the stated maturity, of any Note;

            (4) change the currency in which the principal of any Note or the accrued interest or premium (if any) thereon is payable;

            (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes in accordance with Section 3.07 hereof, or change the time at which a Note may be redeemed;

            (6) waive a Default in the payment of the principal of, or interest or premium on, or any redemption payment with respect to, any Note;

            (7) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02;

            (8) affect the ranking of the Notes or any Guarantee in a manner adverse to the Holders;

            (9) amend, change or modify in any material respect, any obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or, make and consummate an Asset Sale Offer in the event of an Asset Sale or modify any of the material provisions with respect to such offers;

            (10) impair the right set forth in this Indenture to institute suit for the enforcement of any payment on or with respect to the Notes (other than any such payment that has become due solely as a result of the acceleration of the maturity of the Notes); or

            (11) release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

            After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

            Upon the request of the Company, accompanied by a Board Resolution of the Company and the Subsidiary Guarantors authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section
8.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.

            Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

            Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

            After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (11) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05. Notation on or Exchange of Notes.

            If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Com-pany or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee to Sign Amendments, etc.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company and each Subsidiary Guarantor may not sign an amendment or supplement until the Board of Directors of the Company and each such Subsidiary Guarantor approves it.


                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01. Satisfaction and Discharge of Indenture.

            This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

            (a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (B) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

            (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount of U.S. legal tender sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit; (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (iii) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity thereof, and (B) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (b)(i) of this
Section 9.01, the obligations of the Trustee under Section 9.05, shall survive.

Section 9.02. Legal Defeasance.

            The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in
Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Article 2 and Section 4.15 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

            At the option of the Company, pursuant to a Board Resolution, the Company and the Subsidiary Guarantors shall be released from their respective obligations under Sections 4.02, 4.04 through 4.12, 4.14 and 4.16 through 4.18 hereof, and clauses (d) and (e) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04. Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

            (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) U.S. legal tender in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest with respect to outstanding Notes selected for redemption in accordance with the terms of this Indenture and of the Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

            (2) no Event of Default or Default specified in Section 6.01(g) or
      (h) shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

            (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

            (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

            (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal

      Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
      Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

            (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

            (10) before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Section 3.07(a) hereof.

Section 9.05. Deposited Money and U.S. Government Obligations to Be Held in
              Trust; Other Miscellaneous Provisions.

            All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee (on a joint and several basis) against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge under
Section 9.01, Legal Defeasance or Covenant Defeasance.

Section 9.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.05 hereof; provided, however, that if the Company or any Subsidiary Guarantor has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company and each such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07. Moneys Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company (or, if such moneys had been deposited by any Subsidiary Guarantor, to such Subsidiary Guarantor) and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08. Moneys Held by Trustee.

            Any moneys deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the applicable Subsidiary Guarantor) upon Company Request; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Subsidiary Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

Section 9.09. Qualifying Trustee.

            Any trustee appointed pursuant to Section 9.04 for the purpose of holding U.S. Legal Tender and/or U.S. Government Obligations deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Legal Defeasance or Covenant Defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.


                                   ARTICLE 10

                             SUBORDINATED GUARANTEES


SECTION 10.01. Unconditional Guarantees of the Subsidiary Guarantors;
               Subordination; etc.

            Subject to the provisions of this Article Ten, each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, on a subordinated and on a joint and several basis (such guarantees to be referred to collectively herein as the

"Guarantees") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Amount payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption, upon repurchase at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section
7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, the Subsidiary Guarantors shall, subject to the subordination provisions hereof, be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and, subject to this Article Ten shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

            Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantors. To the fullest extent permitted by law, each Subsidiary Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and these Guarantees. The Guarantees are guarantees of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to the Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Guarantees.

            The payment by the Subsidiary Guarantors of all obligations on these Guarantees is subordinated, to the extent and in the manner provided in this Article Ten, in right of payment to the prior payment in full, in cash, of all obligations on Guarantor Senior Debt, which subordination is for the benefit of and enforceable by the holders of such Guarantor Senior Debt.

            Upon any payment or distribution of assets of the Subsidiary Guarantors of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Subsidiary Guarantors, or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Subsidiary Guarantors or their property, whether voluntary or involuntary, all obligations with respect to all Guarantor Senior Debt shall first be paid in full, in cash, before any payment or distribution of any kind or character, whether in cash, property, or securities, is made on account of any Obligations on the Notes or Guarantees or for the acquisition of all or any part of the Guarantees for cash or property or otherwise; and until all such Obligations with respect to all Guarantor Senior Debt are paid in full, in cash, any distribution to which the holders of the Guarantees would be entitled but for the subordination provisions of this Article 10 will be made to the holders of Guarantor Senior Debt as their interests may appear.

            If (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium and interest on, unpaid drawings for letters of credit issued in respect of, or fees with respect to, or any other obligation in respect of, any Guarantor Senior Debt, or (ii) any other default occurs and is continuing with respect to any Guarantor Senior Debt resulting in the acceleration of the maturity of all or any portion of such Guarantor Senior Debt, then, in the case of either of the foregoing clause (i) and (ii), no payment shall be made by or on behalf of the Subsidiary Guarantors or any other person on their behalf with respect to any obligations on the Guarantee or to acquire all or any part of the obligations covered by the Guarantees for cash or property or otherwise; provided, however, that, the foregoing provisions shall not restrict the Company from making payments of principal or interest on or with respect to the Notes (including, without limitation, by redemption, repurchase or other acquisition). In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Guarantees) with respect to the Guarantor Senior Debt, as such event of default is defined in the instrument creating or evidencing or guaranteeing such Guarantor Senior Debt permitting the holders of such Guarantor Senior Debt then outstanding, or their Representative, to accelerate the maturity thereof (or the obligations guaranteed thereby) and if the respective Representative for the respective Guarantor Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until the date, if any, on which all Guarantor Senior Debt to which such event of default relates is paid in full in cash or the Representative for the respective Guarantor Senior Debt gives notice that all events of default have been cured or waived or have ceased to exist or the Trustee receives written notice from the Representative for the respective Guarantor Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), none of the Subsidiary Guarantors or any other person on their behalf shall (x) make any payment with respect to any obligations evidenced by the Guarantees or
(y) acquire all or any part of the obligations covered by the

Guarantees for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of the commencement thereof. Only one such Blockage Period may be commenced within any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Guarantor Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Guarantor Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured by the Subsidiary Guarantors or waived for a period of not less than 90 consecutive days.

            If a payment or other distribution is made to Holders that because of this Section 10.01 should not have been made to them, the Holders who receive the payment or other distribution shall hold it in trust for holders of Guarantor Senior Debt and promptly pay it over to the holders of Guarantor Senior Debt as their interests may appear.

            This Section 10.01 defines the relative rights of the Holders and the holders of Guarantor Senior Debt. Nothing in this Section 10.01 shall:

            (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

            (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Guarantor Senior Debt to receive distributions otherwise payable to Holders as and to the extent provided in this Section 10.01.

            No right of any present or future holders of any Guarantor Senior Debt to enforce the subordination provisions contained in this Section 10.01 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, the Subsidiary Guarantors, or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company or the Subsidiary Guarantors with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of any Indebtedness of the Company or the Subsidiary Guarantors, without incurring responsibility to the holders of any Indebtedness of the Company or the Subsidiary Guarantors, and without impairing or releasing the subordination provisions contained in this Section 10.01, or the obligations hereunder of the holders of the Indebtedness of the Company or the Subsidiary Guarantors, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt or fail to perfect or delay the perfection of any such lien; (iii) release any person liable in any manner for the collection of Guarantor Senior Debt; and
(iv) exercise or refrain from exercising any rights against the Company or the Subsidiary Guarantors or any other Person.

            Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Section 10.01 and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Subsidiary Guarantors (or any of them)(whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Subsidiary Guarantors (or any of them)) tending towards liquidation of the business and assets of the Subsidiary Guarantors (or any of them), the immediate filing of a claim for the unpaid balance of the Notes in the form required in said proceeding and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

            The failure to make a payment on or in respect of the Notes by reason of any provision in this Section 10.01 shall not be construed as preventing the occurrence of a Default. Nothing in this Section 10.01 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

            Notwithstanding anything contained in this Section 10.01 to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Nine by the Trustee for the payment of principal of and interest on the Notes shall not be, so long as such monies (x) were not directly deposited by the Subsidiary Guarantors or (y) to the extent directly deposited by the Subsidiary Guarantors, the payment thereof at the time of deposit did not violate the provisions of this Section 10.01, subordinated to the prior payment of any Guarantor Senior Debt or subject to the restrictions set forth in this Section 10.01, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Guarantor Senior Debt or any other creditor of the Company.

            After all Guarantor Senior Debt is paid in full in cash or Cash Equivalents and until the Notes are paid in full, the Noteholders shall be subrogated to the rights of holders of such Guarantor Senior Debt to receive distributions applicable to such Guarantor Senior Debt. A distribution made under this Article Ten to holders of such Guarantor Senior Debt which otherwise would have been made to Noteholders is not, as between the Subsidiary Guarantors and the Noteholders, a payment by the Subsidiary Guarantors on such Guarantor Senior Debt.

            Notwithstanding anything herein to the contrary, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two business Days prior to the date of such payment, a Trust Officer receives notice satisfactory to it that payments may not be made under this Article Ten. The Subsidiary Guarantors, the Company, a Representative or a holder of Guarantor Senior Debt may give the notice; provided, however, that, if the holders of Guarantor Senior Debt have a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Guarantor Senior Debt which may at any time to be held by it, to the same extent as any other holder of such Guarantor Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            Upon any payment or distribution pursuant to this Article Ten, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in this Section are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representative for the holders of Guarantor Senior Debt or if there is no such Representative, upon any holder of Guarantor Senior Debt, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Guarantor Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such person under this Article Ten and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or any other Person, money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article Ten or otherwise.

Section 10.02. Costs and Expenses.

            Each Subsidiary Guarantor agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.03. Limitation on Liability.

            Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

            In the event that the Guarantee of any Subsidiary Guarantor shall be unenforceable in accordance with its terms, such Guarantee shall be deemed to be modified to the extent and in the manner necessary to remain enforceable to the maximum extent permitted under applicable law.

Section 10.04. Successors and Assigns.

            This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the holders of Guarantor Senior Debt and the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05. No Waiver.

            Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06. Modification.

            Subject to Article Eight, no modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.07. Release of Subsidiary Guarantor.

            Subject to Section 5.01, a Subsidiary Guarantor shall be released from all of its obligations under its Guarantee if:

            (i) the Subsidiary Guarantor has sold all or substantially all of its assets or the Company and its Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them, in each case in a transaction in compliance with Sections 4.08 and 5.01 hereof; or

            (ii) the Subsidiary Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Subsidiary Guarantor in a transaction in compliance with
      Section 5.01 hereof;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 10.08. Execution of Supplemental Indenture for Future Subsidiary
               Guarantors.

            Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.18 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Subsidi-ary shall become a Subsidiary Guarantor under this Section 10 and shall guarantee the obligations of the Company under the Notes and the Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

            The supplemental indenture shall be executed by the Subsidiary which is required to become a Subsidiary Guarantor by an officer of such Subsidiary. In addition, the Company, all existing Subsidiary Guarantors and the Trustee shall execute such supplemental indenture.

Section 10.09. Execution and Delivery of Guarantees.

            To evidence the Guarantee set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit E hereto shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Subsidiary Guarantor by the manual or facsimile signature of an Officer of each Subsidiary Guarantor.

            Each Subsidiary Guarantor hereby agrees that the Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer of a Subsidiary Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

                                   ARTICLE 11

                                  MISCELLANEOUS


Section 11.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02. Notices.

            Any notice or communication shall be given in writing and delivered in person against written receipt, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, or by a recognized overnight courier, addressed as follows:

            If to the Company or any Subsidiary Guarantor:

                  Global Health Sciences, Inc.
                  987 Enterprise Way
                  Orange, CA  92867
                  Attention:  Richard D. Marconi
                  Tel:  (714) 633-2320
                  Fax:  (714) 771-7487

            Copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY  10153
                  Attention:  Michael E. Lubowitz, Esq.
                  Tel:  (212) 310-8566
                  Fax:  (212) 310-8007

            If to the Trustee:

                  Chase Manhattan Bank and Trust Company,
                  National Association
                  101 California Street, Suite 2725
                  San Francisco, CA  94111-5830
                  Attention:
                  Tel:  415-954-9507
                  Fax:  415-693-8850

            Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

            The Company, any Subsidiary Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03. Communications by Holders with Other Holders.

            Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate and Opinion.

            Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.04) shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.06. When Treasury Notes Disregarded.

            In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 11.07. Rules by Trustee (and Agents).

            The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.08. Business Days; Legal Holidays.

            A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.09. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 11.10. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.11. No Recourse Against Others.

            A director, officer, employee, stockholder or incorporator, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.12. Successors.

            All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee, any Paying Agents and the Registrar in this Indenture shall bind its successor.

Section 11.13. Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.14. Table of Contents, Headings, etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15. Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                    GLOBAL HEALTH SCIENCES, INC.


                                    By:  /s/ Richard D. Marconi
                                         -------------------------------
                                         Name:
                                         Title:


                                    GLOBAL HEALTH SUB, INC.


                                    By:  /s/ Richard D. Marconi
                                         -------------------------------
                                         Name:
                                         Title:


                                    D&F INDUSTRIES, INC.


                                    By:  /s/ Richard D. Marconi
                                         -------------------------------
                                         Name:
                                         Title:


                                    RAVEN INDUSTRIES


                                    By:  /s/ Richard D. Marconi
                                         -------------------------------
                                         Name:
                                         Title:


                                    DYNAMIC PRODUCTS, INC.


                                    By:  /s/ Fred E. Siegel
                                         -------------------------------
                                         Name:
                                         Title:

                                    WEST COAST SALES


                                    By:  /s/ Fred E. Siegel
                                         -------------------------------
                                         Name:
                                         Title:


                                    CHASE MANHATTAN BANK AND TRUST
                                    COMPANY, NATIONAL ASSOCIATION, as
                                    Trustee


                                    By:  /s/ Frank J. Grippo
                                         -------------------------------
                                         Name:
                                         Title: Vice President

                                                                       EXHIBIT A
                                                                  (FACE OF NOTE)

                                 [FORM OF NOTE]


            THESE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO (X) THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THE NOTES), (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING NOTES WITH AN AGGREGATE PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST, IF ANY, OF AT LEAST $250,000 AND THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE

BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                            CUSIP

Number                                                      $

                          GLOBAL HEALTH SCIENCES, INC.

                            11% Senior Note due 2008


            Global Health Sciences, Inc., a California corporation (the "Company", which term includes any successor corporation), for value received promises to pay to ________________________ or registered assigns the principal sum [specified in Schedule A hereto]* [of ________ Dollars]** on May 1, 2008.

            Interest Payment Dates: May 1 and November 1, commencing November 1, 1998

            Record Dates: April 15 and October 15

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

----------

*     Insert in Global Notes only.

**    Insert in Physical Notes only.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                    GLOBAL HEALTH SCIENCES, INC.

                                    By:
                                          ---------------------------

                                    By:
                                          ---------------------------

Certificate of Authentication:
This is one of the 11% Senior
Notes due 2008 referred to in
the within-mentioned Indenture

Dated:

CHASE MANHATTAN BANK AND TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:
      ------------------------------
           Authorized Officer

                                                              (REVERSE SIDE)

                          GLOBAL HEALTH SCIENCES, INC.

                            11% Senior Note due 2008


1. INTEREST.

            Global Health Sciences, Inc., a California corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on May 1 and November 1 of each year (each an "Interest Payment Date"), commencing on November 1, 1998, at the rate of 11% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of the original issuance of the Notes.

            The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate of interest borne by the Notes.

2. METHOD OF PAYMENT.

            The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the April 15 or October 15 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3. PAYING AGENT AND REGISTRAR.

            Initially, Chase Manhattan Bank and Trust Company, National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4. INDENTURE; RESTRICTIVE COVENANTS.

            The Company issued this Note under an Indenture dated as of April 23, 1998 (the "Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This
Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

            The Notes are general unsecured senior obligations of the Company limited (except as otherwise provided in the Indenture) in aggregate principal amount to $325,000,000 which may be issued under the Indenture; provided the principal amount of the Notes issued on the Issue Date will not exceed $225,000,000. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens, the making of certain investments, mergers and sale of assets, the payments of dividends on or the repurchase of, capital stock of the Company and its Subsidiaries, certain other restricted payments by the Company and its Subsidiaries, certain transactions with, and investments in, its Affiliates, certain sale-leaseback transactions and a provision regarding change-of-control transactions.

5. REDEMPTION.

            The Company may redeem the Notes, in whole or in part, on or after May 1, 2003 at the redemption prices set forth in Section 3.07(a) of the Indenture, together, in each case, with accrued and unpaid interest to the Redemption Date.

            In addition, at any time, or from time to time, on or prior to May 1, 2001, the Company may, at its option, use the Net Proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price set forth in Section 3.07(b) of the Indenture, provided, however, that at least 65% of the principal amount of Notes originally issued on the Issue Date remains outstanding immediately after any such redemption.

6. NOTICE OF REDEMPTION.

            Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

7. OFFERS TO PURCHASE.

            The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

8. REGISTRATION RIGHTS.

            Pursuant to the Registration Rights Agreement among the Company and Citicorp Securities, Inc., Citibank Canada Securities Limited and Citibank International plc, as initial purchasers of the Notes, the Company and the Subsidiary Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain Additional Amounts payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9. DENOMINATIONS, TRANSFER, EXCHANGE.

            The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10. PERSONS DEEMED OWNERS.

            The registered Holder of this Note may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY.

            If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12. AMENDMENT, SUPPLEMENT AND WAIVER.

            Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the parties thereto may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

13. SUCCESSOR ENTITY.

            When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation (except as provided in the Indenture) will be released from those obligations.

14. DEFAULTS AND REMEDIES.

            Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(g) or (h) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration, subject to Section 6.02 of the Indenture; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(g) or
(h) of the Indenture with respect to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

15. TRUSTEE DEALINGS WITH THE COMPANY.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS.

            As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17. DEFEASANCE AND COVENANT DEFEASANCE.

            The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

18. ABBREVIATIONS.

            Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN

(joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

19. CUSIP NUMBERS.

            Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. GOVERNING LAW.

            THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

            THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
GLOBAL HEALTH SCIENCES, INC., 987 Enterprise Way, Orange, CA 92867, Attention:
Richard D. Marconi.

                                   ASSIGNMENT


I or we assign and transfer this Note to:

      (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                     or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Date:                         Your Signature:
     ----------------                        -----------------


                              --------------------------------
                              (Sign exactly as your name
                              appears on the other side of
                              this Note)

      Signature Guarantee:
                              --------------------------------


      TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED


            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------------           ----------------------------
                                        NOTICE:    To be executed by
                                                   an executive officer

                     OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08, or Section 4.14 of the Indenture, check the appropriate box:


|_| Section 4.08               |_| Section 4.14


            If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_________________ ($1,000 or an integral multiple thereof)

Date:
        ------------
                              Your Signature:
                                                  ---------------------

                              (Sign exactly as your name appears on the face of this Note)


------------------------
Signature Guaranteed

                                   SCHEDULE A*


             The initial principal amount of Notes evidenced by this
                         Global Note is $_________.
              Changes in Principal Amount of this Global Note:


-------------------------------------------------------------------------------
                   Principal Amount
                   by which Global       Principal Amount
                    Note is being         of Global Note
                     Increased or        after Increase or     Notation Made
     Date             Decreased              Decrease               by
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


----------
*     Insert in Global Notes only.

                                                                       EXHIBIT B


                         FORM OF LEGEND FOR GLOBAL NOTES


            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C


                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


                                                           ___________, ____

[Address of Registrar]

                  Re:   Global Health Sciences, Inc.
                        (the "Company") 11%
                        Senior Notes due 2008
                        (the "Notes")
                        ----------------------------
Dear Sirs:

            In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

            1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 23, 1998 relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in compliance with Rule 144A under the Securities Act, to a "qualified institutional buyer" (as defined in Rule 144A), (C) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing Notes with an aggregate principal amount, plus accrued and unpaid interest, if any, of at least $250,000 and that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an "accredited investor" (as defined in Rule 501(a)(1),
      (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [Name of Transferee]

                                    By:
                                          ----------------------------
                                              Authorized Signature

                                                                       EXHIBIT D


                            Form of Certificate to Be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S


                                                           ___________, ____

[Address of Registrar]

                  Re:   Global Health Sciences, Inc.
                        (the "Company") 11%
                        Senior Notes due 2008
                        (the "Notes")
                        ----------------------------

Dear Sirs:

            In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            (5) we understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and

            (6) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By:
                                          ----------------------------
                                              Authorized Signature

                                                                       EXHIBIT E


                             SUBORDINATED GUARANTEE

            For value received, the undersigned hereby unconditionally guarantees, on a subordinated basis, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in U.S. dollars of principal of, premium, if any, and interest on this Note (and including Additional Amounts payable thereon) in the amounts and at the times when due and interest on the overdue principal of, premium, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 23, 1998, among Global Health Sciences, Inc., a California corporation, as issuer (the "Company"), each of the Subsidiary Guarantors named therein and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

            The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and such obligations are subordinated to the prior payment in full in cash of all Guarantor Senior Debt. Reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

            THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

            IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.

                                    SUBSIDIARY GUARANTORS:


                                    GLOBAL HEALTH SUB, INC.
                                    D&F INDUSTRIES, INC.
                                    RAVEN INDUSTRIES
                                    DYNAMIC PRODUCTS, INC.
                                    WEST COAST SALES


                                    By:
                                         --------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT F


                       FORM OF SUPPLEMENTAL INDENTURE


            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
_______________, among [     ] (the "NEW SUBSIDIARY GUARANTOR"), a subsidiary of
Global Health Sciences, Inc. (or its successor), a California corporation (the "Company"), the COMPANY, the SUBSIDIARY GUARANTORS (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and Chase Manhattan Bank and Trust Company, National Association, a national banking association, as trustee under the Indenture referred to below (the "Trustee").

                           W I T N E S S E T H :

            WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of April 23, 1998, providing for the issuance of an aggregate principal amount of up to $325,000,000 of 11% Senior Notes due 2008 (the "Notes");

            WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture (including, without limitation, the subordination provisions thereof) and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

            3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                  [NEW SUBSIDIARY GUARANTOR]


                                    By:
                                       ---------------------
                                       Name:
                                       Title:


                                GLOBAL HEALTH SCIENCES, INC.


                                    By:
                                       ---------------------
                                       Name:
                                       Title:


                             EXISTING SUBSIDIARY GUARANTORS:


                                    By:
                                       ---------------------
                                       Name:
                                       Title:


                              CHASE MANHATTAN BANK AND TRUST
                               COMPANY, NATIONAL ASSOCIATION


                                    By:
                                       ---------------------
                                       Name:
                                       Title: